Exhibit 3.1

AMENDED BYLAWS

Section 3.09   Special Meetings.  Special meetings of the Board may be called at any time by the Chairman of the Board or the President or by a majority of the Whole Board, to be held at the principal office of the Corporation, or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate.  For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

Notice of all special meetings of the Board shall be given to each director by whom it is not waived by mailing written notice not less than 2 days before the meeting or by telephone,  facsimile or electronic transmission of the same not less than 24 hours before the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.  Such notice may be waived by any director and any meeting shall be a legal meeting without notice having been given if all the directors shall be present thereat and no director objects at the beginning of such meeting to the absence of proper notice as provided herein, or if those not present shall, either before or after the meeting, sign a written waiver of notice of, or a consent to, such meeting or shall after the meeting sign the approval of the minutes thereof.  All such waivers, consents or approval shall be filed with the corporate records or be made a part of the minutes of the meeting.

Section 6.01   Certificates for Stock.  The shares of the Corporation may be certificated or uncertificated.  Every owner of stock of the Corporation represented by certificates shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him.  The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman or Vice Chairman, or the President, or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer.  Any or all of the signatures on the certificates may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.  A record shall be kept of the respective names of the persons owning the stock of the Corporation, the number and class of shares owned by such person, the date of transfer thereto, and where such stock is represented by certificates, the number and class of shares represented by such certificates and the respective dates thereof, and in case of cancellation, the respective dates of cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04, and provided that the Corporation may issue evidence of the issuance of uncertificated shares upon such cancellation, unless otherwise requested by the stockholder to which such shares are issued.  Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.  Within a reasonable time after the issuance or transfer of uncertificated common shares, the Corporation, or its transfer agent appointed as provided in Section 6.03, shall send to the registered owner thereof a written notice stating the name of the Corporation, that the Corporation is formed under the laws of the state of Delaware, the number and class of the shares issued or transferred, the restrictions on transfer or registration of such shares, if any, imposed by the certificate of incorporation or these Bylaws, or any applicable agreement to which the Corporation is a party, and such other information required by law or the Board.

Section 6.02   Transfers of Stock.  Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed in the case of certificated shares, or upon the receipt of proper transfer instructions from the registered holder of uncertificated shares, and the payment of all taxes thereon.  Except as otherwise required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 6.03   Regulations.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation or of uncertificated shares.  It may appoint, or authorize any officer or officers to appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature of signatures of any of them.

Section 6.04   Lost, Stolen, Destroyed, and Mutilated Certificates.  In any case of loss, theft, destruction, or mutilation of any certificate of stock, another certificate or evidence of the issuance of uncertificated shares may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate or evidence of the issuance of uncertificated shares may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.